Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 8, 1997, with respect to the financial statements of RSI, December 10, 1997, with respect to Veritech Ventures, L.L.C. and December 5, 1997, with respect to American Campus Lifestyles Company, L.L.C. all of which are included in the Registration Statement (Form S-1) and related Prospectus of RSI for the registration of $4,262,982 of its common stock.



New York, New York                                      /s/ Ernst & Young LLP
January 9, 1998